Exhibit 24

POWER OF ATTORNEY

    THE UNDERSIGNED hereby makes, constitutes and appoints each of Dave Doherty and Jennifer Baldock (each, an “Attorney”), signing singly, with full power of substitution, a true and lawful attorney-in-fact for the undersigned, in the undersigned’s name, place and stead and on the undersigned’s behalf, to complete, execute and file with the United States Securities and Exchange Commission (the “Commission”), one or more initial statements of beneficial ownership of securities, statements of changes in beneficial ownership of securities, annual statements of beneficial ownership of securities and/or information statements pursuant to Sections 16(a), 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and any other amendments, forms, certificates, documents or instruments that the Attorney deems necessary or appropriate in order to comply with the requirements of said Sections 16(a), 13(d) and 13(g) and said rules and regulations.

    This Power of Attorney shall remain in effect so long as the applicable Attorney is an officer of Surgery Partners, Inc., unless a written revocation thereof is filed with the Commission prior to such date.

Dated: January 24, 2022

/s/ Marissa Brittenham
Name: Marissa Brittenham